EXHIBIT 23.1

                       INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 2000.

Deloitte & Touche, LLP




Parsippany, New Jersey
July 31, 2001